UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  March 13, 2018

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Atrion Corporation (the "Registrant") and Emile A Battat, the Registrant's Chairman, entered into a Third Amendment to Amended and Restated Employment Agreement, dated as of March 17, 2018 (the “Third Amendment”).  The Third Amendment (1) provides that Mr. Battat will receive the same benefits upon retirement as he would receive if his employment were terminated without just cause or with good reason, or due to death or disability; (2) changes the advance notice of nonrenewal from 30 days to six months; and (3) eliminates the obligation for the Registrant to pay to Mr. Battat a gross-up payment in the event the payments or benefits provided to him are subject to an excise tax under Section 4999 (Golden parachute payments) of the Internal Revenue Code of 1986, as amended.

The foregoing summary of the Third Amendment is qualified in its entirety by the Third Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2018, the Board of Directors of the Registrant amended the Registrant’s Bylaws to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Section 1.09 of the Bylaws has been amended to provide that each director will be elected in an uncontested election by the vote of the majority of the votes cast with respect to that director’s election at a meeting of stockholders. Section 1.09 of the Bylaws has also been amended to set forth a director resignation procedure that will apply if a nominee for reelection as director in an uncontested election fails to receive a majority of the votes cast with respect to that director’s reelection. Section 2.10 of the Bylaws has been amended to state in greater detail the information that is to be provided by a stockholder who intends to nominate a person for election as director respecting the proposed nominee. The changes to the Bylaws also include certain non-substantive revisions.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Bylaws of Atrion Corporation (As last amended on March 13, 2018)

10.1	Third Amendment to Amended and Restated Employment Agreement of Emile A Battat

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrion Corporation

Date: March 19, 2018	By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Atrion Corporation (As last amended on March 13, 2018)

10.1	Third Amendment to Amended and Restated Employment Agreement of Emile A Battat